Exhibit 32

CERTIFICATION

The certification set forth below is being submitted in connection with the quarterly report on Form 10Q for the quarterly period ended March 31, 2004 (the “Report”) to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a–14(b) or 15d–14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A.W. Bergeron, the President and Michael Carlson, the Chief Financial Officer of AES Ironwood, L.L.C., each certifies that, to the best of his or her knowledge:

1.             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Ironwood, L.L.C.

/s/ A.W. Bergeron
By:	A.W. Bergeron
Title:	President

/s/ Michael Carlson
By:	Michael Carlson
Title:	Chief Financial Officer
Date: May 13, 2004

A signed original of this written statement required by Section 906 has been provided to AES Ironwood, L.L.C. and will be retained by AES Ironwood, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.